Exhibit 10c

                         SECOND AMENDMENT TO CONVERTIBLE
                          DEBENTURE PURCHASE AGREEMENT
                          ----------------------------

                  THIS SECOND AMENDMENT TO CONVERTIBLE DEBENTURE PURCHASE AGREEMENT dated as of August [ ], 1997, is made by and among PLC Systems Inc. (the "Company"), Soutbrook International Investments, Ltd. ("Southbrook"), HBK Cayman L.P. ("HBK Cayman"), HBK Offshore Fund Ltd. ("HBK Offshore") and Brown Simpson Strategic Growth Fund, LP. ("Brown Simpson"). Southbrook, HBK Cayman and HBK Offshore are each sometimes referred to herein as a "Initial Purchaser" and collectively as the "Initial Purchasers" and together with Brown Simpson, the "Purchasers".

                  WHEREAS, the Company and the Initial Purchasers are parties to a certain Convertible Debenture Purchase Agreement, dated as of July 17, 1997, as amended to include Brown Simpson, dated as of July 22, 1997 (the "Purchase Agreement"), pursuant to which, among other things, the Company issued and sold to the Purchasers 5% Convertible Debentures, due July 17, 2002 (the "Tranche 1 Debentures") and 5% Convertible Debentures, due July 22, 2002; and

                  WHEREAS, capitalized terms not otherwise defined herein shall have the definitions set forth in the Purchase Agreement.

                  WHEREAS, the parties hereto desire to amend and modify the Purchase Agreement as set forth herein.

                  IN CONSIDERATION of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Tranche 2 Closing. The Purchasers hereby agree to waive the provisions of Section 1.2(b) and the conditions of Sections 4.1 (b) (to the extent specifically set forth herein), (d), (f) (to the extent specifically set forth herein), and (i) of the Purchase Agreement in order to allow the Company to deliver a Subsequent Tranche Notice, on the date hereof, requiring the Purchasers to purchase Convertible Debentures in such aggregate principal amount up to $10,075,000 as the Company may designate in such Subsequent Tranche Notice.

         2. Representations and Warranties of the Company. Section 2.1(d) of the Purchase Agreement is hereby amended and modified as follows:

         The Convertible Debentures and the Warrants are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company, as at the Tranche 1 Closing Date and Tranche 2 Closing Date, as the case may be (each, a "Closing Date" and, collectively, the "Closing Dates"), has and at all times while the Convertible







         Debentures and the Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its conversion, exercise and other obligations under this Agreement, the Warrants and the Convertible Debentures, and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) 2,515,000 shares of Common Stock (or 3,015,000 shares of Common Stock as provided in Section 4 herein) for issuance upon conversion of the Tranche 1 Debentures and Tranche 2 Debentures and to enable the Company to pay interest on the Tranche 1 Debentures and Tranche 2 Debentures and (ii) the number of shares of Common Stock which would be issuable upon exercise in full of the Tranche 1 Warrants and Tranche 2 Warrants. The Company and the Purchasers agree that all penalty interest, liquidated damages and early redemption or repayment amounts payable pursuant to any Transaction Documents shall be paid in cash unless otherwise consented to by the Purchasers. The shares of Common Stock issuable upon conversion of Convertible Debentures and upon exercise of the Warrants and payable as interest on the Debentures are collectively referred to herein as the "Underlying Shares." When issued in accordance with the terms of the Convertible Debentures and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable. The Convertible Debentures, Warrants and Underlying Shares are collectively referred to herein as the "Securities."

         3. Listing and Reservation of Underlying Shares. Section 3.8(a) of the Purchase Agreement is hereby amended and modified as follows:

         The Company shall (a) not later than the fifth Business Day following the Tranche 2 Closing Date prepare and file with the American Stock Exchange (as well as any other national securities exchange or market on which the Common Stock is then listed or traded) an additional shares listing application covering at least the sum of 2,665,000 Underlying Shares (or 3,165,000 Underlying Shares as provided in
         Section 4 herein) (comprised of 2,515,000 shares (or 3,015,000 shares as provided in Section 4 herein) reserved for issuance upon conversion of Tranche 1 Debentures, Tranche 2 Debentures and the payment of interest thereon (but not penalty interest, for which the Company shall reserve additional shares), subject to Section 2.1(d) herein, and 150,000 shares reserved for issuance upon exercise of Tranche 1 Warrants and Tranche 2 Warrants); (b) take all steps necessary to cause such shares to be approved for listing in the American Stock Exchange (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter; and (c) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange. If the Tranche 2 Warrants are issued and delivered on or after the Tranche 2 Closing Expiration Date, the Company shall (not later than five Business Days thereafter) prepare and file with the American Stock Exchange (as well as any other national


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         securities  exchange or market on which the Common Stock is then listed or traded) an additional shares listing application covering the number of Underlying Shares issuable upon exercise in full of the Tranche 2 Warrants, and take all steps necessary to cause such shares to be approved for listing thereon as soon as possible thereafter.

         4. Registration of Underlying Shares. The Company has agreed to file a registration statement covering 2,665,000 Underlying Shares (including shares reserved for issuance upon conversion of the Tranche 1 Debentures, Tranche 2 Debenture and the payment of interest thereon, and shares reserved for issuance on exercise of the Tranche 1 Warrants and the Tranche 2 Warrants) following the Tranche 2 Closing in accordance with the Registration Rights Agreement dated July 17, 1997 among the parties hereto (the "Registration Rights Agreement"). The Company agrees that at any time after this date if either (i) the Company receives a recommendation of non-approval of its Pre-Market Application for its Heart Laser System from the Circulatory Systems Advisory Panel of the U.S. Food and Drug Administration (the "Panel"), or (ii) the Company does not receive a recommendation of approval of its Pre-Market Application for its Heart Laser System from the Panel or from the United States Food and Drug Administration by August 14, 1998, then the maximum number of shares of Common Stock which the Company shall be obligated to issue upon conversion of the Tranche 1 Debentures and Tranche 2 Debentures shall be increased from 2,515,000 to 3,015,000. At the request of any of the Purchasers the Company shall immediately file an additional registration statement in accordance with the terms of the Registration Rights Agreement with respect to an additional 500,000 Underlying Shares.

         5. Additional Information. The Company hereby advises the Purchasers of the following additional developments since July 17, 1997 which have been disclosed in press releases and which will be stated in the Company's Form 10-Q filing to be filed with the Securities and Exchange Commission by the end of the business day on August 14, 1997:

                  (a) On July 28, 1997, the Panel, by a vote of 9 to 2, voted against recommending Pre-Market Approval of the Heart Laser System at this time. There can be no assurance as to when, if ever, the Company will obtain Pre-Market Approval from the Panel. Although the Company's plans are to submit additional 12-month follow-up patient data from its Phase III studies to the U.S. Food and Drug Administration as soon as possible, it is impossible to ascertain at this time if the U.S. Food and Drug Administration will consider such data adequate to resubmit the application for Pre Market Approval to the Panel and to ultimately grant PMA for the Heart Laser System. There can be no assurance that the Company's Heart Laser System will receive PMA approval on a timely basis, if at all.

                  (b) Subsequent to the July 28, 1997 Panel meeting, the Company and certain of its officers have been named as defendants in eleven purported class action lawsuits each filed in August 1997 in the United States District Court for the District of Massachusetts. The suits allege violations of federal securities laws. The plaintiffs are seeking damages in connection with such alleged violations. Although the outcome of these suits is not currently predictable,


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management  believes that the Company has meritorious  defenses,  and intends to vigorously defend the suits.

         6.       Miscellaneous.

                  (a) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  (b) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

                  (c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.


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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be duly executed as of the date first indicated above.

                                   PLC SYSTEMS INC.


                                   By:
                                       ---------------------------------
                                        Name:
                                        Title:


                                   SOUTHBROOK INTERNATIONAL
                                     INVESTMENTS, LTD.


                                   By:
                                       ---------------------------------
                                        Name:
                                        Title:


                                   HBK CAYMAN L.P.


                                   By:
                                       ---------------------------------
                                        Name:
                                        Title:


                                   HBK OFFSHORE FUND LTD.


                                   By:
                                       ---------------------------------
                                        Name:
                                        Title:

                                   BROWN SIMPSON STRATEGIC GROWTH
                                   FUND, LP
                                   By:  Brown Simpson Capital, LLC
                                        General Partner

                                   By:
                                       ---------------------------------
                                        Name:
                                        Title:



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